EXHIBIT 4.5
                                                              -----------

                              WARRANT AGREEMENT
                              -----------------

             AGREEMENT, dated as of the ____ day of ______, 1998, by and among AMERICAN COUNTRY HOLDINGS INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").


                             W I T N E S S E T H
                             -------------------

             WHEREAS, the Company plans to make an offer (the "Offer") to the holders of its Redeemable Common Stock Purchase Warrants (the "Old Warrants") to exchange each of their Old Warrants (up to a maximum aggregate number to be determined by the Company) and $4.00 in cash for 2.19 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and 2.19 new Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), as more fully described in an Offering Circular - Prospectus contained in a Registration Statement on Form S-3 (Reg. No. 333-____) filed with the Securities and Exchange Commission; and

             WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Class A Warrants, the issuance of certificates representing the Class A Warrants, the exercise of the Class A Warrants, and the rights of the holders thereof.

             NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Class A Warrants and the certificates representing the Class A Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Class A Warrants and the Warrant Agent, the parties hereto agree as follows:

             SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

             (a) "Class A Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on August 31, 2001, or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all Class A Warrantholders the Company shall have the right to extend the Class A Warrant Expiration Date.

             (b) "Class A Warrant Proceeds" shall have the meaning set forth in Section 4(a) below.

             (c) "Class A Warrants" shall have the meaning set forth in the recitals above.

             (d) "Common Stock" shall have the meaning set forth in the recitals above.

             (e) "Company" shall have the meaning set forth in the preface above.

             (f) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

             (g) "Exercise Date" shall mean, as to any Class A Warrant, the date on which the Warrant Agent shall have received both (i) the Class A Warrant Certificate representing such Class A Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his, her or its attorney duly authorized in writing, and
   (ii) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

             (h) "Initial Class A Warrant Exercise Date" shall mean, with respect to any Class A Warrant, the date of issuance thereof by the Warrant Agent pursuant to Section 2(b) of this Agreement.

             (i)  "Market Price" shall have the meaning set forth in
   Section 8(a) below.

             (j) "Offer" shall have the meaning set forth in the recitals above.

             (k) "Old Warrants" shall have the meaning set forth in the recitals above.

             (l) "Purchase Price" shall mean the purchase price per share of Common Stock to be paid upon exercise of each Class A Warrant in accordance with the terms hereof, which price shall be $3.25 per share for each Class A Warrant exercised on and after the Initial Class A Warrant Exercise Date, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price, without the consent of any Class A Warrantholders, upon at least 15-days' prior notice to all Class A Warrantholders.

             (m)  "Redemption Date" shall have the meaning set forth in
                  Section 8(c) below.



             (n) "Redemption Price" shall mean the price at which the Company may, at its option, redeem the Class A Warrants, in accordance with the terms hereof, which price shall be $0.50 per Class A Warrant.

             (o) "Registered Holder" shall mean as to any Class A Warrant and as of any particular date, the person in whose name the certificate representing the Class A Warrant shall be registered on the date on the books maintained by the Warrant Agent pursuant to
   Section 6.

             (p)  "Target Price" shall have the meaning set forth in
   Section 8(a) below.

             (q) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

             (r) "Warrant Agent" shall have the meaning set forth in the preface above.

             SECTION 2. CLASS A WARRANTS AND ISSUANCE OF CLASS A WARRANT CERTIFICATES.

             (a)  A Class A Warrant initially shall entitle the
   Registered Holder of the Class A Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

             (b) Class A Warrant Certificates representing the number of Class A Warrants to be issued pursuant to the Offer shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or any Vice President and by its Secretary or an Assistant Secretary, the Class A Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent.

             (c) From time to time, up to the Class A Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing one share of Common Stock for each Class A Warrant exercised, subject to adjustment as described herein, upon the exercise of Class A Warrants in accordance with this Agreement.

             (d) From time to time, up to the Class A Warrant Expiration Date, the Warrant Agent shall countersign and deliver Class A Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Class A Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Class A Warrant Exercise Date, upon the exercise of fewer than all Class A Warrants represented by any Class A Warrant Certificate, to evidence any unexercised Class A Warrants held by the exercising Registered Holder, (iii) those issued



   upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Class A Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of shares of Common Stock purchasable upon exercise of the Class A Warrants or the Redemption Price therefor made pursuant to Section 9 hereof.

             SECTION 3.     FORM AND EXECUTION OF CLASS A WARRANT
   CERTIFICATES.

             (a) The Class A Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class A Warrants may be listed, or to conform to usage or to the requirements of
   Section 2 (b). The Class A Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Class A Warrant Certificates) and issued in registered form. Class A Warrant Certificates shall be numbered serially with the letters [____].

             (b) Class A Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Class A Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Class A Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Class A Warrant Certificate before the date of issuance of the Class A Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Class A Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Class A Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Class A Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.


             SECTION 4.     EXERCISE.

             (a) Each Class A Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Class A Warrant







   Exercise Date, but not after the Class A Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Class A Warrant Certificate. A Class A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Class A Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Class A Warrant and shall notify the Company in writing of the exercise of the Class A Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Class A Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Class A Warrants. Upon the exercise of any Class A Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Class A Warrant (the "Class A Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Section 4 hereof.

             (b) In the event that Class A Warrants have not been exercised or redeemed on or before the Class A Warrant Expiration Date, the Company promptly shall issue to the Registered Holders of such Class A Warrants shares of Common Stock in exchange for such expired Class A Warrants in the ratio of one (1) share of Common Stock for each one thousand (1000) expired Class A Warrants. The Company shall not be required to issue fractions of shares of Common Stock and shall not be required to pay cash in lieu thereof under this paragraph
   (b) in respect of amounts of Class A Warrants less than one thousand
   (1000).

             SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC. (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Class A Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Class A Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Class A Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.



             (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Class A Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Class A Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

             (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Class A Warrants, or the issuance, or delivery of any shares upon exercise of the Class A Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Class A Warrant Certificate representing any Class A Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

             (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Class A Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Class A Warrants if the Transfer Agent is other than that named in Section 1(q).

             SECTION 6.     EXCHANGE AND REGISTRATION OF TRANSFER.

             (a) Class A Warrant Certificates may be exchanged for other Class A Warrant Certificates representing an equal aggregate number of Class A Warrants of the same class or may be transferred in whole or in part. Class A Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Class A Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

             (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Class A Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Class A Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Class A Warrant



   Certificate or Certificates representing an equal aggregate number of Class A Warrants.

             (c) With respect to all Class A Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

             (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Class A Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

             (e) All Class A Warrant Certificates surrendered for exercise or for exchange in case of mutilated Class A Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, disposed of or destroyed, at the direction of the Company.

             (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Class A Warrant Certificate as the absolute owner thereof and of each Class A Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

             (g) Notwithstanding anything to the contrary in this Agreement, until such time as any Class A Warrant and the shares of Common Stock issuable upon the exercise of such Class A Warrant have been sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, such Class A Warrant and the share of Common Stock issuable upon the exercise of such Class A Warrant shall not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except pursuant to an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Securities Act of 1933, as amended, is available.

             (h) The Company agrees to use its reasonable best efforts to maintain the effectiveness of a current registration statement and prospectus under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable upon the exercise of the Class A Warrants for a period of at least two years from the date of the original issuance of the Class A Warrants.

             SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the



   ownership of and loss, theft, destruction or mutilation of any Class A Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Class A Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Class A Warrant Certificate of like tenor representing an equal aggregate number of Class A Warrants.
   Applicants for a substitute Class A Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

             SECTION 8.     REDEMPTION.

             (a) The Class A Warrants may be redeemed in whole at the Company's option at a price of $0.50 per Class A Warrant upon thirty days' written notice following a period of thirty (30) consecutive trading days (ending the third day prior to the date such notice is given) during which period the Market Price of the Common Stock receivable upon exercise of such Class A Warrant shall be at least $5.00 (the "Target Price"), subject to adjustment as set forth in
   Section 8(f), below. "Market Price" for the purpose of this Section 8 shall mean the closing price of publicly traded shares of Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or the average of the high closing bid prices of the Common Stock on The Nasdaq National Market or The Nasdaq SmallCap Market (if the Common Stock is regularly quoted thereon), or, if not so listed or regularly quoted, the average of the high closing bid prices of publicly traded shares of Common Stock in the over-the-counter market, or, if such bid prices shall not be available, as reported by the National Quotation Bureau, Inc. or any other nationally recognized quotation service selected by the Company.

             (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Class A Warrants, it shall mail a notice of redemption to each of the Registered Holders of the Class A Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

             (c) The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed by the Company for the redemption of the Class A Warrants (the "Redemption Date"), (iii) the place where the Class A Warrant Certificates shall be delivered and
   (iv) that the right to exercise the Class A Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (i) to whom notice was not mailed or (ii) whose notice was defective. An



   affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) Any right to exercise a Class A Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, holders of the Class A Warrants shall have no further rights except to receive, upon surrender of the Class A Warrants, the Redemption Price.

             (e) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Class A Warrant Certificates evidencing Class A Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Class A Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem the Class A Warrants when called for redemption, such Class A Warrants shall expire and become void and all rights hereunder and under the Class A Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

             (f) If the Common Stock is subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

             SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR CLASS A WARRANTS.

             (a) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Class A Warrant then outstanding shall have the right thereafter, by exercising such Class A Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Class A Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall



   include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
   9. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Class A Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

             (b) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Class A Warrants, the Class A Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Class A Warrant Certificates pursuant to Section 2(d) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Class A Warrant Certificates when the same were originally issued.

             (c) After each adjustment of the Purchase Price pursuant to this Section 9, the Company will promptly prepare a certificate signed by the President or any Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Class A Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Class A Warrants, the number of Class A Warrants to which the registered holder of each Class A Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Class A Warrants at his, her or its last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             (d) For purposes of Section 9(a) hereof, no adjustment of the Purchase Price shall be made unless such adjustment would require



   an increase or decrease of at least $0.10 in such price; provided that any adjustments which by reason of this clause (d) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $0.10 in the Purchase Price then in effect hereunder.

             (e) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Class A Warrants and the Company if made in good faith by the Board of Directors of the Company.

             SECTION 10.    FRACTIONAL CLASS A WARRANTS AND FRACTIONAL
   SHARES.

             (a) If the number of shares of Common Stock purchasable upon the exercise of each Class A Warrant is adjusted pursuant to
   Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Class A Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Registered Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (i) If the Common Stock is listed on a national securities exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market, the current value shall be the last reported sale price of the Common Stock on such exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market on the last business day prior to the date of exercise of the Class A Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market; or

                  (ii) If the Common Stock is not listed on a national
             securities exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market, the current value shall be the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Class A Warrant; or

                  (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

             SECTION 11.    CLASS A WARRANTHOLDERS NOT DEEMED
   STOCKHOLDERS.  No holder of Class A Warrants shall, as such, be



   entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Class A Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Class A Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Class A Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

             SECTION 12. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Class A Warrants, and any Registered Holder of a Class A Warrant, without consent of the Warrant Agent or of the holder of any other Class A Warrant, may, in his, her or its own behalf and for his, her or its own benefit, enforce against the Company such Registered Holder's right to exercise his, her or its Class A Warrants for the purchase of shares of Common Stock in the manner provided in the Class A Warrant Certificate and this Agreement.

             SECTION 13. AGREEMENT OF CLASS A WARRANTHOLDERS. Every holder of a Class A Warrant, by such holder's acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Class A Warrant that:

             (a) The Class A Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his, her or its attorney duly authorized in writing and only if the Class A Warrant Certificates representing such Class A Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

             (b) The Company and the Warrant Agent may deem and treat the person in whose name the Class A Warrant Certificate is registered as the Registered Holder and as the absolute, true and lawful owner of the Class A Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
   Section 6 hereof.

             SECTION 14. CANCELLATION OF CLASS A WARRANT CERTIFICATES. If the Company shall purchase or acquire any Class A Warrant or Class A Warrants, the Class A Warrant Certificate or Class A Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel the Class A Warrant Certificates following exercise



   of any or all of the Class A Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

             SECTION 15. CONCERNING THE WARRANT AGENT. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Class A Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Class A Warrant Certificates or the Class A Warrants represented thereby or of any securities or other property delivered upon exercise of any Class A Warrant or whether any stock issued upon exercise of any Class A Warrant is fully paid and nonassessable.

             The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Class A Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not
   (a) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Class A Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Class A Warrant Certificate, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

             The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

             Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, any Vice President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

             The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and



   liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

             The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Class A Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appoint within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Class A Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Class A Warrant Certificate.

             Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Class A Warrant Certificate.

             The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Class A Warrants or other securities of the Company and otherwise deal with the Company in the same manner as to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.



             SECTION 16. MODIFICATION OF AGREEMENT. Subject to the provisions of Section 4(b), the Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (a) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (b) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Class A Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Class A Warrant Certificates representing not less than 50% of the Class A Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Class A Warrant, or the Purchase Price therefor, or the acceleration of the Class A Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Class A Warrant Certificate representing such Class A Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

             SECTION 17. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Class A Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 222 N. LaSalle Street, Chicago, Illinois 60601,
   Attention: President, with a copy to Schiff Hardin & Waite, 7300 Sears Tower, Chicago, Illinois 60606, Attention: Stuart L. Goodman, Esq., or at such other address as may have been furnished to the Warrant Agent in writing by the Company; and, if to the Warrant Agent, at its Corporate Office.

             SECTION 18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

             SECTION 19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the holders from time to time of Class A Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

             SECTION 20. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date of all the Class A Warrants or such earlier date upon which all Class A Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 4(b) and 15 hereof shall survive such termination.



             SECTION 21. COUNTERPARTS. This Agreement may be executed in several counterparts, which take together shall constitute a single document.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                            AMERICAN COUNTRY HOLDINGS INC.


                            By:_________________________________________
                                 Name:
                                 Title:


                            AMERICAN STOCK TRANSFER & TRUST COMPANY


                            By:_________________________________________
                                 Name:
                                 Title:

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